                                    GUARANTEE
                            (FIDELITY LEASING, INC.)

                  This Guarantee, dated as of February 4, 1999, is made FIDELITY LEASING, INC., a Pennsylvania corporation (the "Guarantor"), in favor of FIRST UNION CAPITAL MARKETS CORP., a North Carolina corporation, as Deal Agent (in such capacity, the "Agent") for VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation, as Lender (together with any additional Lenders, the "Lenders"), parties to the Receivables Credit Agreement referred to below.

                                    RECITALS

                  A. WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of February 4, 1999, by and among Fidelity Leasing SPE III, LLC, as the Buyer (the "Buyer"), the Guarantor, as the Servicer, and JLA Credit Corporation, as the Originator (the "Originator"), the Buyer agreed to purchase from the Originator, and the Originator agreed to sell to the Buyer, certain Purchased Assets defined therein;

                  B. WHEREAS, pursuant to that certain Receivables Credit Agreement, dated as of February 4, 1999, by and among the Buyer, as the Borrower, the Guarantor, as the Servicer, the Investors named therein, the Lenders, the Agent, First Union National Bank, as the Liquidity Agent, and Harris Trust and Savings Bank, as the Collateral Custodian and the Backup Servicer, the Lenders have agreed to make a Loan to the Buyer upon the terms and conditions set forth therein;

                  C. WHEREAS, pursuant to Section 9.5 of the Purchase and Sale Agreement, the Buyer assigned all of its right, title and interest in the Purchase and Sale Agreement, including all of its rights to enforce any and all of the provisions thereof, to the Agent; and

                  D. WHEREAS, it is a condition precedent to the obligation of the Lenders to make their Loan to the Buyer pursuant to the Receivables Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Agent for the ratable benefit of the Lenders.

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Receivables Credit Agreement and to induce the Lenders to make the Loan to the Borrower under the Receivables Credit Agreement, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

     1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Receivables Credit Agreement and used herein shall have the meanings given to them in the Receivables Credit Agreement.

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         (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Guarantee. (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Originator when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of the Originator arising from (i) any breach of any representation, warranty, covenant or agreement (including, without limitation, any Warranty Event) and (ii) any amounts payable by the Originator in connection with any indemnification provision set forth in the Purchase and Sale Agreement (all such obligations in clause (i) and (ii) of this sentence, the "Obligations"). The parties hereto agree that the provisions of this Guarantee shall not be interpreted to provide recourse to the Guarantor against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, a related Obligor on any Asset.

         (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

         (c) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Agent or any Lender hereunder.

         (d) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

         (e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.


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         3. Right of Set-off. The Guarantor hereby irrevocably authorizes each
Lender at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Lenders may elect, against and on account of the obligations and liabilities of the Guarantor to such Lender hereunder and claims of every nature and description of such Lender against the Guarantor, in any currency, whether arising hereunder, under the Purchase and Sale Agreement, any of the Transaction Documents or otherwise, as such Lender may elect, whether or not the Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

         4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent and the Lenders may determine.

         5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Purchase and Sale Agreement, and any other Transaction Documents executed and delivered in connection therewith may be amended,


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modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Purchase and Sale Agreement, any of the other Transaction Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment of performance) which may at any time be available to or be asserted by the Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and


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the Lenders against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated.

         7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent specified in the Receivables Credit Agreement.

         9. Representations and Warranties. The Guarantor hereby represents and warrants that:

         (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

         (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and any other Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee and any other Transaction Documents to which it is a party;

         (c) this Guarantee and each of the other Transaction Documents to which the Guarantor is a party has been duly executed and delivered on behalf of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

         (d) the execution, delivery and performance of this Guarantee and any other Transaction Documents to which the Guarantor is a party will not violate any provision of any Requirement of Law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or contractual obligation of the Guarantor;


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         (e) no consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any other Transaction Documents to which the Guarantor is a party;

         (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any other Transaction Document to which the Guarantor is a party or any of the transactions contemplated hereby or thereby, or (ii) which has any reasonable likelihood of having a material adverse effect on the business, operations, property or financial or other condition of the Guarantor;

         (g) it has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property that it purports to own, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever;

         (h) it has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor); no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge; and

         (i) the balance sheets of the Guarantor as of September 30, 1997 and September 30, 1998, and the related statements of income and of cash flows for the fiscal years ended on each such date, reported on by Grant Thornton LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the financial condition of the Guarantor as at such dates, and the results of its operations and its cash flow for the fiscal years then ended. The unaudited balance sheet of the Guarantor as of December 31, 1998 and the related unaudited statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the financial condition of the Guarantor as at such date, and the results of its operations and its cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). At the date of the most recent balance sheet referred to above, the Guarantor had no material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1998, to and including the date hereof there has been no sale, transfer or other disposition by the Guarantor of any material party of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of the Guarantor as of the date hereof.

         10. Authority of Agent. The Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this guarantee shall, as between the Agent and the Lenders, be governed by the Receivables Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         11. Notices. All notices, requests and demands to or upon the Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

         (a) if to the Agent or any Lender, at its address or transmission number for notices provided in the Receivables Credit Agreement; and

         (b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

         The Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

         12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein.

         14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise


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modified except by a written instrument executed by the Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         15. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         16. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.

         17. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         18. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of


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mail), postage prepaid, to the Guarantor at its address set forth under its signature below or at such other address of which the Agent shall have been notified pursuant hereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         19. Acknowledgments. The Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and any other Transaction Documents to which it is a party;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents to which it is a party, and the relationship between the Guarantor, the Borrower and the other loan parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantor, the Borrower, any of the other loan parties and the Lenders.

         20. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.



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


         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                   FIDELITY LEASING, INC.,
                                   a Pennsylvania corporation



                                   By:      ______________________________
                                   Name:    ______________________________
                                   Title:   ______________________________


                                   1255 Wrights Lane
                                   West Chester, Pennsylvania  19380
                                   Facsimile No.:  (610) 719-4515
                                   Telephone No.: (610) 719-4510